HANSEN NATURAL CORPORATION
                              1010 Railroad Street
                            Corona, California 92882


                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 18, 2002


                                                              September 16, 2002



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Hansen Natural Corporation to be held on Friday, October 18, 2002 at 3:00 p.m., at the Boardroom, 1010 Railroad Street, Corona, California 92882.

     In addition to the specific matters to be voted on at the meeting, there will be a report on the Company's business and an opportunity for stockholders of the Company to ask questions. I hope that you will be able to join us. If you are unable to attend, I strongly urge you to complete your enclosed proxy. Your vote is very important.

                                                     Sincerely,



                                                     Rodney C. Sacks
                                                     Chairman of the Board

                           HANSEN NATURAL CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 18, 2002

TO THE STOCKHOLDERS OF THE COMPANY:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hansen Natural Corporation ("Hansen" or the "Company") will be held on Friday, October 18, 2002 at 3:00 p.m., at the Boardroom, 1010 Railroad Street, Corona, California 92882, for the following purposes:

     1. To elect six directors to hold office until the next annual meeting of stockholders of the Company.

     2. To ratify the appointment of Deloitte & Touche, LLP as independent auditors of the Company for the year ending December 31, 2002.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement for Annual Meeting of Stockholders accompanying this Notice.

     Only stockholders of the Company of record at the close of business on August 30, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders of the Company are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

     A copy of the Company's Annual Report to Stockholders of the Company is enclosed.

                                                     Sincerely,

                                                     Rodney C. Sacks
                                                     Chairman of the Board
Corona, California
September 16, 2002

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                           HANSEN NATURAL CORPORATION


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of Hansen Natural Corporation ("Hansen" or the "Company") for use at the Annual Meeting of Stockholders of the Company to be held Friday, October 18, 2002 at 3:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders of the Company. The Annual Meeting of Stockholders of the Company will be held at the Boardroom, 1010 Railroad Street, Corona, California 92882.

     These proxy solicitation materials are being mailed on or about September 16, 2002, together with the Company's 2001 Annual Report to Stockholders of the Company, to all stockholders of the Company entitled to vote at the meeting.

Record Date and Principal Stockholders

     Holders of record of common stock at the close of business on August 30, 2002 are entitled to notice of and to vote at the meeting. There are no other outstanding voting securities of the Company. At the record date, 10,053,003 shares of the Company's common stock were issued and outstanding. The following table sets forth, as of the most recent practical date August 30, 2002, those persons known to the Company to be the beneficial owners of more than 5% of the Company's common stock:

              Name and Address                Amount and Nature of     Percent
             of Beneficial Owner              Beneficial Ownership     of Class
     -------------------------------------   ----------------------   ----------
     Brandon Limited Partnership No. 1 (1)           654,822             6.5%

     Brandon Limited Partnership No. 2 (2)         2,831,667            28.2%

     Rodney C. Sacks (3)                           3,991,489 (4)        39.7%

     Hilton H. Schlosberg (5)                      3,952,586 (6)        39.3%

     James Douglas and Jean Douglas
     Irrevocable Descendants' Trust (7)              711,811 (8)         7.1%


1 The  mailing  address of Brandon  No. 1 is P.O.  Box 30749,  Seven Mile Beach,
Grand Cayman, British West Indies. The general partners of Brandon No. 1 are Rodney C. Sacks and Hilton H. Schlosberg.

2 The  mailing  address of Brandon  No. 2 is P.O.  Box 30749,  Seven Mile Beach,
Grand Cayman, British West Indies. The general partners of Brandon No. 2 are Rodney C. Sacks and Hilton H. Schlosberg.

3 The mailing address of Mr. Sacks is 1010 Railroad Street, Corona, California 92882.

4 Includes 387,500 shares of common stock owned by Mr. Sacks; 654,822 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1's general partners; and 2,831,667 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2's general partners. Also includes options to purchase 37,500 shares of common stock exercisable at $1.59 per share granted pursuant to a Stock Option Agreement dated January 30, 1998; and options presently exercisable to purchase 80,000 shares of common stock, out of options to purchase a total of 100,000 shares, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Sacks.

Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 387,500 shares of common stock; (ii) the 117,500 shares presently exercisable under Stock Option Agreements; (iii) 243,546 shares held by Brandon No. 1 allocable to the limited partnership interests in Brandon No. 1 held by Mr. Sacks, his children, a limited partnership of which Mr. Sacks is the general partner and his children and he are the limited partners, and a trust for the benefit of his children; and (iv) 250,000 shares held by Brandon No. 2 allocable to the limited partnership interests in Brandon No. 2 held by Mr. Sacks, his children, a limited partnership of which Mr. Sacks is the general partner and his children and he are the limited partners, and a trust for the benefit of his children.

5 The mailing address of Mr. Schlosberg is 1010 Railroad Street, Corona, California 92882.

6 Includes 348,597 shares of common stock owned by Mr. Schlosberg, of which 2,000 shares are owned jointly by Mr. Schlosberg and his wife; 654,822 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1's general partners; and 2,831,667 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2's general partners. Also includes options to purchase 37,500 shares of common stock exercisable at $1.59 per share granted pursuant to a Stock Option Agreement dated January 30, 1998 between the Company and Mr. Schlosberg; and options presently exercisable to purchase 80,000 shares of common stock, out of options to purchase a total of 100,000 shares, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Schlosberg.

Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 348,597 shares of common stock; (ii) the 117,500 shares presently exercisable under Stock Option Agreements; (iii)
247,911 shares held by Brandon No. 1 allocable to the limited partnership interests in Brandon No 1 held by Mr. Schlosberg and his children; and (iv) 250,000 shares held by Brandon No. 2 allocable to the limited partnership interests in Brandon No. 2 held by Mr. Schlosberg and his children.

7 The mailing address of this reporting person is 4040 Civic Center Drive, Suite 530, San Rafael, California 94903.

8 Includes 265,582 shares of common stock owned by Kevin and Michelle Douglas; 222,409 shares of common stock owned by James and Jean Douglas Irrevocable Descendant's Trust; and 223,820 shares of common stock owned by Douglas Family Trust. Kevin and Michelle Douglas, Douglas Family Trust and James Douglas and Jean Douglas Irrevocable Descendants' Trust are deemed members of a group that shares voting and dispositive power over the shares.


Section 16(a) Reports

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file by specific dates with the Securities and Exchange Commission (the "SEC"), initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and greater than 10% stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     To the Company's knowledge, based solely on review of copies of such reports furnished to the Company during the two fiscal years ended December 31, 2001, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% stockholders of the Company were complied with.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

     In accordance with the Company's by-laws, directors shall be elected by the affirmative vote of a plurality of the votes cast in person or by proxy by the holders of shares entitled to vote in the election at the Annual Meeting of Stockholders of the Company and the ratification of Deloitte & Touche as independent auditors shall be by the affirmative vote of the majority of the shares voting on the proposal in person or by proxy at the Annual Meeting of Stockholders of the Company, in each case, provided a quorum is present. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. No stockholder shall be entitled to cumulate votes.

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Deadline for Receipt of Stockholder Proposals

     It is presently intended that next year's Annual Meeting of Stockholders of the Company will be held in October of 2003. Accordingly, proposals of stockholders of the Company which are intended to be presented by such stockholders of the Company at next year's Annual Meeting of Stockholders must be received by the Company by no later than June 30, 2003 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Nominees

     A Board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of directors of the Company to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below.

     Name of Nominee                     Age                 Director Since
     --------------------               -----               ----------------

     Rodney C. Sacks......................52                      1990
     Hilton H. Schlosberg.................49                      1990
     Benjamin M. Polk.....................51                      1990
     Norman C. Epstein....................61                      1992
     Harold C. Taber, Jr..................63                      1992
     Mark S. Vidergauz....................49                      1998

     Set forth below is a description of each nominee's principal occupation and business background during the past five years.

     Rodney C. Sacks has been Chairman of the Board of Directors, Chief Executive Officer and director of the Company from November 1990 to the present. Member of the Executive Committee of the Board of Directors of the Company since October 1992. Chairman and a director of Hansen Beverage Company ("HBC") from June 1992 to the present. Chief Financial Officer of the Company from November 1990 to July 1996.

     Hilton H. Schlosberg has been Vice Chairman of the Board of Directors, President, Chief Operating Officer, Secretary, and a director of the Company from November 1990 to the present and Chief Financial Officer of the Company since July 1996. Member of the Executive Committee of the Board of Directors of the Company since October 1992. Member of the Audit Committee of the Board of Directors of the Company from September 1997 until April 2000. Vice Chairman of the Board of Directors, Secretary and a director of HBC from July 1992 to the present. Director and/or Deputy Chairman of AAF Industries PLC, a United Kingdom publicly quoted industrial group, from June 1990 until April 1995.

     Benjamin M. Polk has been a director of the Company from November 1990 to the present. Assistant Secretary of HBC since October 1992 and a director of HBC since July 1992. Member of the Audit Committee of the Board of Directors of the Company from September 1997 to November 2000. Member of the Compensation Committee of the Board of Directors of the Company from April 1991 until September 1997. Partner with Winston and Strawn where Mr. Polk has practiced law with that firm and its predecessors, Whitman Breed Abbott & Morgan, LLP and Whitman & Ransom, from August 1976 to the present.

     Norman C. Epstein has been a director of the Company and member of the Compensation Committee of the Board of Directors of the Company since June 1992. Member and Chairman of the Audit Committee of the Board of Directors of the Company since September 1997. Director of HBC since July 1992. Director of Integrated Asset Management Limited, a company listed on the London Stock Exchange, since June 1998. Managing Director of Cheval Acceptances, a mortgage finance company based in London, England. Partner with Moore Stephens, an international accounting firm, from 1974 to December 1996 (senior partner beginning 1989 and the managing partner of Moore Stephens, New York from 1993 until 1995).

     Harold C. Taber, Jr. has been a director of the Company since July 1992. Consultant to the Company from July 1, 1997 to June 30, 2000. Member of the Audit Committee of the Board of Directors since April 2000. Consultant to diverse consumer product corporations since September 1997. President and Chief Executive Officer and a director of HBC from July 1992 to June 1997. On June 30, 1997, Mr. Taber resigned from his employment as well as director, President and Chief Executive Officer of HBC. In addition, effective June 30, 1997, Mr. Taber resigned as a member of the Executive Committee on which he served since October 1992.

     Mark S. Vidergauz has been a director of the Company and member of the Compensation Committee of the Board of Directors of the Company since June 1998. Member of the Audit Committee of the Board of Directors since April 2000. Chief Executive Officer and Managing Director of Sage Group, LLC since April 2000. Managing director and head of the Los Angeles office of ING Baring Furman Selz LLC, a diversified financial services institution headquartered in the Netherlands from April 1995 to April 2000. Prior to joining ING Baring Furman Selz LLC in April 1995, Mr. Vidergauz was a managing director at Wedbush Morgan Securities, an investment banking firm in Los Angeles, from 1991 to 1995. Prior to joining Wedbush, Mr. Vidergauz was a corporate finance attorney in the Los Angeles office of O'Melveny & Meyers.

Security Ownership of Management

     The following table sets forth information as to the beneficial ownership of shares of common stock as at August 30, 2002 held by persons who are directors of the Company naming them, and as to directors and officers of the Company as a group, without naming them.

            Name of               Amount and Nature         Percent
        Beneficial Owner         of Beneficial Owner        of Class
     ----------------------     ----------------------     ----------
     Rodney C. Sacks                 3,991,489 (1)            39.7%
     Hilton H. Schlosberg            3,952,586 (2)            39.3%
     Harold C. Taber, Jr.               97,419 (3)             1.0%
     Mark S. Vidergauz                  12,000 (4)               *%

Officers and Directors as a group (6 members:
4,567,005 shares or 44.3% in aggregate)
-------------
*Less than 1%

THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.


1 Includes 387,500 shares of common stock owned by Mr. Sacks; 654,822 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1's general partners; and 2,831,667 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2's general partners. Also includes options to purchase 37,500 shares of common stock exercisable at $1.59 per share granted pursuant to a Stock Option Agreement dated January 30, 1998; and options presently exercisable to purchase 80,000 shares of common stock, out of options to purchase a total of 100,000 shares, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Sacks.

Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 387,500 shares of common stock; (ii) the 117,500 shares presently exercisable under Stock Option Agreements; (iii) 243,546 share held by Brandon No. 1 allocable to the limited partnership interests in Brandon No. 1 held by Mr. Sacks, his children, a limited partnership of which Mr. Sacks is the general partner and his children and he are the limited partners, and a trust for the benefit of his children; and (iv) 250,000 shares held by Brandon No. 2 allocable to the limited partnership interests in Brandon No. 2 held by Mr. Sacks, his children, a limited partnership of which Mr. Sacks is the general partner and his children and he are the limited partners, and a trust for the benefit of his children.

2 Includes 348,597 shares of common stock owned by Mr. Schlosberg of which 2,000 shares are owned jointly by Mr. Schlosberg and his wife; 654,822 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1's general partners; and 2,831,667 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2's general partners. Also includes options to purchase 37,500 shares of common stock exercisable at $1.59 per share granted pursuant to a Stock Option Agreement dated January 30, 1998 between the Company and Mr. Schlosberg; and options presently exercisable to purchase 80,000 shares of common stock, out of options to purchase a total of 100,000 shares, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Schlosberg.

Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 348,597 shares of common stock; (ii) the 117,500 shares presently exercisable under Stock Option Agreements; (iii)
247,911 shares held by Brandon No. 1 allocable to the limited partnership interests in Brandon No. 1 held by Mr. Schlosberg and his children; and (iv) 250,000 shares held by Brandon No. 2 allocable to the limited partnership interests in Brandon No. 2 held by Mr. Schlosberg and his children.

3 Includes 61,137 shares of common stock owned by Mr. Taber; and 36,281.7 shares of common stock owned by the Taber Family Trust of which Mr. Taber and his wife are trustees.

4 Includes options to purchase 12,000 shares of common stock, exercisable at $3.72 per share, granted under a Stock Option Agreement with the Company dated as of June 18, 1998 pursuant to the Directors Plan.

Change of Control

     There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change of control of the Company.

                                  PROPOSAL TWO
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Deloitte & Touche, LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 2002. In the event of a negative vote on such ratification, the Board of Directors of the Company will reconsider its selection.

     Representatives of Deloitte & Touche, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS.

                                   MANAGEMENT

Board Meetings and Committees

     The Board of Directors of the Company held two meetings during the year ended December 31, 2001. Rodney C. Sacks, Hilton H. Schlosberg, Norman C.
Epstein, Harold C. Taber, Jr. and Mark Vidergauz attended both meetings. Benjamin M. Polk attended one meeting.

     The Audit Committee, composed of Norman C. Epstein (Chairman), Harold C. Taber, Jr. and Mark S. Vidergauz, held one meeting during the year ended December 31, 2001. The Audit Committee last met in April 2002 in connection with the audit of the Company's financial statements for the year ended December 31, 2001. See "Audit Committee"

     The Compensation Committee, composed of Norman C. Epstein and Mark S. Vidergauz, did not hold any meetings during the year ended December 31, 2001. Awards granted under the Company's Stock Option Plan during the year ended December 31, 2001 were authorized by written consent of the Compensation Committee.

     The Executive Committee composed of Rodney C. Sacks and Hilton H. Schlosberg held one meeting during the year ended December 31, 2001.

Employment Agreements

     The Company entered into an employment agreement dated as of January 1, 1999, with Rodney C. Sacks pursuant to which Mr. Sacks renders services to the Company as its Chairman and Chief Executive Officer for an annual base salary of $180,000, for the twelve-month period ending December 31, 1999, increasing by a minimum of 8% for each subsequent twelve-month period during the employment period, plus an annual bonus in an amount determined at the discretion of the Board of Directors of the Company and certain fringe benefits. The employment period commenced on January 1, 1999 and ends on December 31, 2003.

     The Company also entered into an employment agreement dated as of January 1, 1999, with Hilton H. Schlosberg pursuant to which Mr. Schlosberg renders services to the Company as its Vice Chairman, President and Chief Financial
Officer, for an annual base salary of $180,000, for the twelve-month period ending December 31, 1999, increasing by a minimum of 8% for each subsequent twelve-month period during the employment period, plus an annual bonus in an amount determined at the discretion of the Board of Directors of the Company and certain fringe benefits. The employment period commenced on January 1, 1999 and ends on December 31, 2003.

     The preceding descriptions of the employment agreements for Messrs. Sacks and Schlosberg are qualified in their entirety by reference to such agreements which have previously been filed or incorporated by reference as exhibits to the Company's annual report on Form 10-K for the year ended December 31, 2001.

Executive Compensation

     The following tables set forth certain information regarding the total remuneration earned and grants of options/SARs made to the chief executive officer and each of the four most highly compensated executive officers of the Company and its subsidiaries who earned total cash compensation in excess of $100,000 during the year ended December 31, 2001. These amounts reflect total cash compensation paid by the Company and its subsidiaries to these individuals during the fiscal years December 31, 1999 through 2001.

                           SUMMARY COMPENSATION TABLE

================================================================================
                                                                    Long Term
                                                                 Compensation(4)
                                                                ----------------
                                     ANNUAL COMPENSATION            Awards (5)
----------------------------- --------------------------------- ----------------
                                                     Other         Securities
                                                     Annual        underlying
  Name and Principal           Salary    Bonus    Compensation    Options/SARs
      Positions         Year   (1) ($)  (2) ($)       ($)             (#)
---------------------- ------ --------- -------- -------------- ----------------
   Rodney C. Sacks      2001   194,400    8,000     7,314 (3)          -
    Chairman, CEO       2000   194,400   10,000     6,262 (3)          -
     and Director       1999   180,000   25,000     6,088 (3)       100,000
---------------------- ------ --------- -------- -------------- ----------------
 Hilton H. Schlosberg
  Vice-Chairman, CFO    2001   194,400    8,000     7,314 (3)          -
 President, Secretary   2000   194,400   10,000     6,263 (3)          -
     and Director       1999   180,000   25,000     6,088 (3)       100,000
---------------------- ------ --------- -------- -------------- ----------------
    Mark J. Hall        2001   160,000    8,000     7,349 (3)          -
  Sr. Vice President    2000   160,000   20,000     8,061 (3)          -
 Distributor Division   1999   150,000   40,000     7,551 (3)        30,000
---------------------- ------ --------- -------- -------------- ----------------
   Kirk S. Blower       2001   115,000    3,000     7,364 (3)          -
 Sr. Vice President     2000   115,000    4,000     7,316 (3)          -
   Juice Division       1999   110,000   16,800     7,099 (3)        12,500
---------------------- ------ --------- -------- -------------- ----------------
  Stephen B. Edgar      2001   107,000   21,400    86,160 (6)          -
   Vice President       2000   102,250    8,000    10,114 (3)          -
      Sales             1999    98,000   20,000     2,593 (3)        10,000
====================== ====== ========= ======== ============== ================

1 SALARY - Pursuant to their employment agreements, Messrs. Sacks and Schlosberg are each entitled to an annual base salary of $209,952and $194,400 and $180,000 for 2001, 2000 and 1999 respectively. During 2001, Messrs. Sacks and Schlosberg received salaries of $194,400 respectively.

2 BONUS - Payments made in 2002, 2001 and 2000 for bonuses accrued in 2001, 2000 and 1999.

3 OTHER ANNUAL COMPENSATION - The cash value of perquisites of the named persons did not total $50,000 or 10% of payments of salary and bonus for the years shown.

4 LONG-TERM INCENTIVE PLAN PAYOUTS - None paid. No plan in place.

5 RESTRICTED STOCK AWARDS - The Company does not have a plan for restricted stock awards.

6 Includes $75,257 representing the dollar value of the difference between the price paid for common stock of the Company through the exercise of stock options and the fair market value of the common stock on the date of exercise; and $10,903 for automobile expense reimbursement.

ALL OTHER COMPENSATION - none paid

AGGREGATED OPTION/SAR EXERCISES DURING THE YEAR ENDED DECEMBER 31 2001 AND OPTION/SAR VALUES AT DECEMBER 31, 2001

===============================================================================================
                                                             Number of          Value of
                                                            underlying         unexercised
                                                            unexercised        in-the-money
                                                           Options/SARs at    options/SARs at
                                                            December 31,        December 31,
                                                              2001 (#)            2001 ($)
                                                          ------------------ ------------------
                       Shares acquired on      Value        Exercisable/       Exercisable/
      Name                exercise (#)      Realized ($)    Unexercisable      Unexercisable
--------------------- -------------------- -------------- ------------------ ------------------
Rodney C. Sacks                 -                -         94,000/43,500(1)    97,875 / 0
--------------------- -------------------- -------------- ------------------ ------------------
Hilton H. Schlosberg            -                -         94,000/43,500(1)    97,875 / 0
--------------------- -------------------- -------------- ------------------ ------------------
Mark J. Hall                    -                -         92,000/24,000(2)   278,280 / 75,360
--------------------- -------------------- -------------- ------------------ ------------------
Kirk S. Blower                  -                -          5,000/7,500(3)          0 / 0
--------------------- -------------------- -------------- ------------------ ------------------
Steven B. Edgar              47,332           128,743       4,000/6,000(4)          0 / 0
===================== ==================== ============== ================== ==================

1 Includes options to purchase 37,500 shares of common stock, out of an original grant of options to purchase 75,000 shares of common stock, at $1.59 per share of which all are exercisable at December 31, 2001, granted pursuant to Stock Option Agreements dated January 30, 1998 between the Company and Messrs. Sacks and Schlosberg, respectively; and options to purchase 100,000 shares of common stock at $4.25 per share of which 56,500 are exercisable at December 31, 2001, granted pursuant to Stock Option Agreements dated February 2, 1999 between the Company and Messrs. Sacks and Schlosberg, respectively. In addition, in July 2002, options to purchase 150,000 shares of common stock at $3.57 per share were granted to both Messrs. Sacks and Schlosberg pursuant to Stock Option Agreements dated July 12, 2002 between the Company and Messrs. Sacks and Schlosberg, respectively.

2 Includes options to purchase 96,000 shares of common stock, out of an original grant of options to purchase 120,000 shares of common stock, at $1.06 per share of which 72,000 are exercisable at December 31, 2001, granted pursuant to a Stock Option Agreement dated February 10, 1997 between the Company and Mr. Hall and options to purchase 20,000 shares of common stock, out of an original grant of options to purchase 30,000 shares of common stock, at $1.59 per share of which all are exercisable at December 31, 2001, granted pursuant to a Stock Option Agreement dated January 30, 1998 between the Company and Mr. Hall. In addition, in July 2002, options to purchase 20,000 shares of common stock at $3.57 per share were granted to Mr. Hall pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Hall.

3 Includes options to purchase 12,500 share of common stock at $4.25 per share of which 5,000 are exercisable at December 31, 2001, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Blower. In addition, in July 2002, options to purchase 12,500 shares of common stock at $3.57 per share were granted to Mr. Blower pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Blower.

4 Includes options to purchase 10,000 shares of common stock at $4.25 per share of which 4,400 are exercisable at December 31, 2001, granted pursuant to a Stock Option Agreement dated February 1, 1999 between the Company and Mr. Edgar. In addition, in July 2002, options to purchase 15,000 shares of common stock at $3.57 per share were granted to Mr. Edgar pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Edgar.

Performance Graph


     The following graph shows a five-year comparison of cumulative total returns: (1)

                           TOTAL SHAREHOLDER RETURNS

                           ANNUAL RETURN PERCENTAGES

For the years ended December 31,

Company Name/Index                 1997      1998      1999     2000      2001
----------------------           --------  --------  -------- --------  --------
HANSEN NAT CORP                    70.62    196.63    (19.77)  (10.14)     8.39
S&P SMALLCAP 600 INDEX             25.58     (1.31)    12.40    11.80      6.54
PEER GROUP                         34.05    (43.03)     9.15    17.06     47.15


                                INDEXED RETURNS

For the years ended December 31,

                          Base
                         Period
Company Name/Index        1996     1997      1998      1999     2000      2001
----------------------   ------  --------  --------  -------- --------  --------
HANSEN NAT CORP            100    170.62    506.12    406.07   364.88    395.48
S&P SMALLCAP 600 INDEX     100    125.58    123.95    139.32   155.76    165.94
PEER GROUP                 100    134.05     76.37     83.36    97.58    143.58

1 Annual return assumes reinvestment of dividends. Cumulative total return assumes an initial investment of $100 on December 31, 1996. The Company's self-selected peer group is comprised of Saratoga Beverage Group, National Beverage Corporation, Clearly Canadian Beverage Company, Triarc Companies, Inc., Leading Brands, Inc., Cott Corporation, Northland Cranberries and Jones Soda Co. All of the companies in the peer group traded during the entire five-year period with the exception of Saratoga Beverage Group, which traded through 1999, Triarc Companies, Inc., which sold their beverage business in October 2000 and Jones Soda Co., which started trading in August 2000.

Compensation of Directors

     The Company's current policy is to pay outside directors (non-executive officers who are not contractually entitled to be nominated to serve as directors) annual fees of $7,000 plus $500 for each meeting attended of the Board of Directors of the Company or any committee thereof. Norman E. Epstein, Harold C. Taber, Jr. and Mark S. Vidergauz each earned director's fees of $8,000 for the one-year period ended December 31, 2001 and Benjamin M. Polk earned director's fees of $7,500 for the one-year period ended December 31, 2001. Company Stock Option Plan

     The Company has a stock option plan (the "Plan") that provided for the grant of options to purchase up to 3,000,000 shares of the common stock of the Company to certain key employees of the Company and its subsidiaries. During 2001, the Company adopted the Hansen Natural Corporation 2001 Stock Option Plan ("2001 Option Plan"). The 2001 Option Plan provides for the grant of options to purchase up to 2,000,000 shares of the common stock of the Company to certain key employees of the Company and its subsidiaries.

     Pursuant to the Plan, Messrs. Sacks and Schlosberg were each granted options to purchase 75,000 shares of Common Stock, pursuant to individual stock option agreements each dated January 30, 1998 exercisable for a ten-year period at an exercise price of $1.59 per share. 37,500 shares of Common Stock out of the original grant remain eligible for exercise.

     In addition, pursuant to the Plan, Messrs. Sacks and Schlosberg have each been granted options to purchase 100,000 shares of Common Stock, which vests as follows: 9,500 on February 2, 1999; 23,500 on February 2, 2000; 23,500 on
February 2, 2001;  23,500 on  February 2, 2002;  and 20,000 on February 2, 2003,
pursuant to individual stock option agreements each dated February 2, 1999 exercisable for a ten-year period at an exercise price of $4.25 per share.

     Pursuant to the 2001 Option Plan, Messrs. Sacks and Schlosberg have each been granted options to purchase 150,000 shares of Common Stock, which vests as follows: 30,000 on July 12, 2003; 40,000 on July 12, 2004; 40,000 on July 12,
2005; and 40,000 on July 12, 2006, pursuant to individual stock option agreements each dated July 12, 2002 exercisable for a ten-year period at an exercise price of $3.57 per share.

Outside Directors Stock Option Plan

     Mr. Vidergauz has been granted options to purchase 12,000 shares of the Company's common stock, pursuant to an individual stock option agreement, dated as of June 18, 1998, exercisable for a ten-year period at an exercise price of $3.27 per share, under an option plan that the Company has for its outside directors.

Certain Relationships and Related Transactions

     The description of the agreements and relationships set forth below is qualified by reference to the specific terms of such agreements and the description of such relationships set forth in reports and registration statements and exhibits thereto filed or to be filed by the Company with the SEC under the 34 Act and the Securities Act of 1933, including any post-effective amendments to the Company's registration statement on Form S-3 (No. 33-35796) and on Form S-8 (No. 333-41333). Copies of any such reports and registration statement or exhibits thereto will be provided upon written request directed to the Chairman, Hansen Natural Corporation, 1010 Railroad Street, Corona, California 92882 and payment of a fee in the amount of the Company's reasonable expenses in furnishing such documents.

     Benjamin M. Polk is a partner of Winston and Strawn and was a partner of its predecessors, Whitman, Breed, Abbott & Morgan, LLP and Whitman & Ransom, law firms retained by the Company since 1992 and in the current fiscal year. Billings for services provided by Winston & Strawn and its predecessor for 2001, 2000 and 1999 were $193,350, $180,954 and $414,932, respectively.

     During 2001, the Company purchased promotional items from IFM Group, Inc. ("IFM"). Rodney C. Sacks, together with members of his family, own approximately 27% of the issued shares of IFM. Hilton H. Schlosberg, together with members of his family, own approximately 43% of the issued shares of IFM. Purchases from IFM of promotional items in 2001, 2000 and 1999 were $164,638, $115,520 and $121,289 respectively. The Company continues to purchase promotional items from IFM Group, Inc. in 2002.

     During 2001, the Company purchased office supplies from Filterfresh Orange County ("Filterfresh"). Rodney C. Sacks, together with members of his family, own approximately 45% of the issued shares of Filterfresh. Purchases from Filterfresh in 2001, 2000 and 1999 were $4,607, $3,476 and $3,178, respectively. The Company continues to purchase office supplies from Filterfresh in 2002.

                                 AUDIT COMMITTEE

     The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors has determined that the members of the Audit Committee are "independent," as defined in the rules of the National Association of Securities Dealers relating to audit committees, meaning that they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

Report of the Audit Committee

     The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. It meets with management and the Company's independent public accountants and reports the results of its activities to the Board of Directors. In this connection, the Audit Committee has done the following:

o Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with the Company's management;
o Discussed with Deloitte & Touche, LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended; and
o Received written disclosure regarding independence from Deloitte & Touche, LLP as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche, LLP its independence.

     Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                                 Audit Committee
                                                     Norman C. Epstein, Chairman
                                                     Harold C. Taber, Jr.
                                                     Mark S. Vidergauz

Audit Fees

     The aggregate charges for services rendered by Deloitte & Touche LLP during the year ended December 31, 2001 are as follows:

     Category                                   Aggregate Fees
    --------------------------------------     ----------------
     Audit Fees                                    $ 99,146
     Financial Information, System Design
         and Implementation Fees                       -
     All other fees                                   7,500
                                               -----------------
                                                   $106,646
                                               =================

     The Audit Committee has considered whether Deloitte & Touche LLP's provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining Deloitte & Touche LLP's independence and has determined that it is.

Selected Financial Data

     The consolidated statements of operations data set forth below with respect to each of the years ended December 31, 1999 through 2001 are derived from the consolidated financial statements audited by Deloitte & Touche, LLP, independent certified public accountants, and should be read in conjunction with those financial statements and notes thereto included elsewhere in this proxy statement and in the 1999, 2000, and 2001 Forms 10-K.

     Effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. This statement discontinued the amortization of goodwill and indefinite-lived intangible assets, subject to periodic impairment testing. Upon adoption of SFAS No. 142, the Company evaluated the useful lives of its various trademark licenses and trademarks and concluded that certain of the trademark licenses and trademarks have indefinite lives. Unamortized trademark licenses and trademarks ceased to be amortized effective January 1, 2002 and will be subject to periodic impairment analysis.

                                          For the years ended December 31,
                                        2001            2000            1999
                                    ------------    ------------    ------------
Net income, as reported              $3,019,353      $3,915,126      $4,477,868
Add back:  Amortization of
   trademark licenses and
   trademarks (net of tax effect)       292,241         211,716         175,670
                                    ------------    ------------    ------------
Adjusted net income                  $3,311,594      $4,126,842      $4,653,538
                                    ============    ============    ============

Net income per common share -
   basic, as reported                    $ 0.30          $ 0.39         $  0.45
Amortization of trademark
   licenses and trademarks (net of
   tax effect)                             0.03            0.02            0.02
                                    ------------    ------------    ------------
Adjusted net income per common
   share - basic                         $ 0.33          $ 0.41         $  0.47
                                    ============    ============    ============

Net income per common share -
   diluted, as reported                  $ 0.29          $ 0.38         $  0.43
Amortization of trademark
   licenses and trademarks (net of
   tax effect)                           $ 0.03            0.02            0.02
                                    ------------    ------------    ------------
Adjusted net income per common
   share - diluted                       $ 0.32          $ 0.40         $  0.45
                                    ============    ============    ============

     On January 1, 2002, the trademark licenses and trademarks were tested for impairment in accordance with the provisions of SFAS No. 142. Fair values were estimated based on the Company's best estimate of the expected present value of future cash flows. In respect of certain trademark licenses and trademarks, no amounts were impaired at that time. The remaining useful lives of the remaining trademark licenses and trademarks being amortized were reviewed and deemed to be appropriate. The following provides additional information concerning the Company's trademark licenses and trademarks as of December 31, 2001, as presented in accordance with SFAS No. 142:

     Amortizing trademark licenses and trademarks            $   1,113,882
     Accumulated amortization                                      (38,075)
                                                            ---------------
                                                                 1,075,807
     Non-amortizing trademark licenses and trademarks           16,274,414
                                                            ---------------
                                                             $  17,350,221
                                                            ===============

     All amortizing trademark licenses and trademarks have been assigned an estimated finite useful life, and are amortized on a straight-line basis over the number of years that approximate their respective useful lives ranging from 1 to 40 years. The straight-line method of amortization allocates the cost of the trademark licenses and trademarks to earnings in proportion to the amount of economic benefits obtained by the Company in that report period. As of December 31, 2001, future estimated amortization expense related to amortizing trademark licenses and trademarks through the year ended December 31, 2006 is:

                    2002                 $ 47,752
                    2003                   37,952
                    2004                   36,014
                    2005                   36,014
                    2006                   36,014

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the stamped, self-addressed envelope which has been enclosed.

                           BY ORDER OF THE BOARD OF DIRECTORS

Dated:  September 16, 2002

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                           HANSEN NATURAL CORPORATION

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 18, 2002

The undersigned hereby appoints Rodney C. Sacks and Hilton H. Schlosberg, or either of them, with full power of substitution as proxyholders to represent and to vote, as designated on the reverse hereof, the common stock of the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 18, 2002, and any adjournments thereof.

                  (Continued and to be signed on reverse side)

       Please mark your
  X    votes as in this
-----  example.


The Board of Directors Recommends a Vote "For" All Proposals.


                 FOR all nominees          WITHHOLD
                  below at right           AUTHORITY
                   (except as        to vote for all nominees
                 instructed below)       listed at right

1. To elect six                                           NOMINEES:
   Directors                                              Rodney C. Sacks
                    -------                -------        Hilton H. Schlosberg
                                                          Benjamin M. Polk
INSTRUCTION:  To withold authority                        Norman C. Epstein
to vote for any individual nominee,                       Harold C. Taber, Jr.
strike through the name of the                            Mark S. Vidergauz
nominee(s) for whom authority is
withheld.


2. To ratify the appointment of Deloitte &
   Touche, LLP as independent auditors.            -------    -------    -------



The shares represented in this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.


SIGNATURE                  DATE         SIGNATURE                  DATE
         ----------------      --------          -----------------     --------
              TITLE                                    TITLE

Important: Sign exactly as your name appears above hereof. Give full title of executor, administrator, trustee, guardian, etc. Joint owners should each sign personally.